UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2025
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure

On May 7, 2025, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to indicate that the Company and Radiant Industries Incorporated (“Radiant”) were pleased to announce a memorandum of understanding (“MOU”) where UEC and Radiant have agreed to collaborate on opportunities to advance the shared vision of deploying nuclear energy and building the full nuclear value chain in the United States.

As part of this collaboration, UEC and Radiant are pleased to announce the completion of an initial transaction where UEC will supply U.S. origin uranium concentrates to Radiant at mutually agreed terms.

Microreactors represent an important innovation in nuclear energy at a time when energy security and advancing small modular reactors are of utmost importance to the White House. The growth of nuclear energy in the United States requires a secure, domestic fuel supply chain. The first step in that chain is uranium, and UEC’s Wyoming and Texas operations offer a highly reliable source of U.S.-origin supply — a strategic fit to support Radiant’s Kaleidos Portable Nuclear Microreactor.

Amir Adnani, UEC President and CEO stated:

“Our collaboration with Radiant aligns with UEC’s strategy to lead in the emerging demand for U.S.-produced uranium. With the White House seeking to accelerate the deployment of advanced nuclear technologies, our partnerships with next-generation reactor developers like Radiant and TerraPower, and our role as a supplier to the U.S. Strategic Uranium Reserve, position UEC to strengthen America’s nuclear fuel supply chain and deliver long-term value for shareholders.”

Doug Bernauer, Radiant CEO stated:

“America must lead the way in energy independence. Leveraging a domestic supply of uranium right here in Wyoming through this strategic partnership with UEC is a critical step in our goal to scale production of portable microreactors to 50 a year. From the rocks to the reactors, the US should be seeking to build the entire value-add chain in the US.”

About Radiant

Radiant is building the world’s first mass-produced nuclear microreactors. The company’s first reactor, Kaleidos, is a 1 MW failsafe microreactor that can be transported anywhere power is needed. Founded in 2020, Radiant plans to test its first reactor in 2026, with initial customer deployments beginning in 2028. Radiant’s mission is to mass produce the most economical and reliable portable reactors.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K (including the Exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated May 7, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: May 7, 2025.	By:	/s/ Josephine Man
Josephine Man, Chief Financial Officer, Treasurer and Secretary